AMERITRADE
Clearing

1005 N. Ameritrade Pl. Bellevue, NE 68005 tdameritrade.com

MEGOLA INC
704 MARA ST
SUITE 111
POINT EDWARD
ONTARIO, CANADA
N7V 1X4

Dear Megola Inc,

On June 16, 2010, a transaction took place where 40,000 shares of Megola Inc Preferred A were converted to 1,000,000 shares of the Megola Common. The original shareholder for the preferred shares was [redacted] and the current shareholder of the common shares is TD AMERITRADE Clearing Inc. The conversion and transfer was done per our request by the transfer agent. However, the conversion was not authorized by the client, and was an error on our part.

Upon conversion of the preferred shares, it is our understanding that the warrants are rendered worthless. The shareholder, [redacted] did not want to lose his ability to exercise those warrants. As such, we would like to request consent to reverse this transaction and revert the common shares of Megola back to the preferred shares, which would also give the client back the option of exercising those warrants.

Attached is a current corporate resolution for TD AMERITRADE Clearing Inc. If anything further is needed to complete our request, please contact Chris Gosier. He can be reached at 402-970-7436, or emailed at christoper.gosier@tdameritrade.com.

Thank you for your time,

Nicholas J. Engel
TD AMERITRADE Clearing Inc
Team Manager

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